UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-4197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS		75240
(Address of principal executive offices)		(Zip Code)

(972) 991-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s 2017 Annual Meeting of Shareholders was held on April 27, 2017 in Dallas, Texas.  The shareholders voted on three proposals as described in the Company’s Definitive Proxy Statement filed with the Commission on March 23, 2017.  The voting results for these proposals were as follows:

Proposal 1

The following five directors were elected to serve until the 2018 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified as set forth below:

Directors	FOR	WITHHELD	BROKER NON- VOTES
Timothy W. Byrne	4,790,098	49,004	737,437
Richard W. Cardin	4,733,128	105,974	737,437
Antoine M. Doumet	4,320,223	518,879	737,437
Billy R. Hughes	4,782.437	56,665	737,437
Edward A. Odishaw	4,599,130	239,972	737,437

Proposal 2

Shareholders approved, on a non-binding advisory basis, the Company’s executive compensation as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES
4,507,506	285,692	45,904	737,437

Proposal 3

Shareholders approved, on a non-binding advisory basis, the frequency of holding the non-binding advisory vote on the Company’s executive compensation as set forth below:

4

				BROKER NON-
1 YEAR	2 YEARS	3 YEARS	ABSTAIN	VOTES
4,441,190	37,461	355,856	4,593	737,439

Based on the recommendations of the Company’s Board of Directors and its Compensation Committee to hold annual non-binding advisory votes on executive compensation and the vote of the shareholders on this matter, the Company has decided to include a shareholder vote on executive compensation in its proxy materials annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2017	UNITED STATES LIME & MINERALS, INC.

	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer